UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 2, 2006, Vista Gold Corp. (the “Company”) entered into Subscription Agreements and a Warrant Indenture (each as defined below), in connection with the Company’s completion of a non-brokered private placement financing in which the Company sold and issued a total of 649,684 units (the “Units”), at a price of U.S. $5.05 per Unit for aggregate proceeds of U.S. $3,280,904.  Each Unit consists of one common share of the Company and one common share purchase warrant to acquire an additional common share of the Company.  The financing was effected pursuant to that certain Subscription Agreement dated on or before February 2, 2006 (the “Subscription Agreement”) between the Company and each purchaser.  The terms of the warrants are set forth in the Warrant Indenture, also dated February 2, 2006 (the “Warrant Indenture”), between the Company and Computershare Trust Company of Canada, as Trustee.  Each warrant will entitle the holder to acquire one common share at an exercise price of U.S. $6.00 for a period of two years from the date of issue.  The Company is to register for resale, under the U.S. Securities Act of 1933, the common shares issued in the placement, as well as the common shares issuable upon the exercise of warrants.

The preceding descriptions of the terms of the Subscription Agreement and Warrant Indenture are qualified in their entirety by reference to the forms of these documents, copies of which have been filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively and each of which is incorporated herein by reference.

The proceeds from the private placement will be used to supplement the Company’s working capital following its expenditure in December 2005 of U.S. $5.2 million as partial consideration for the acquisition of the Hycroft Royalty and approximately 20,000 acres of mineral claims in Nevada, as previously reported, and for continuation of the Company’s strategy of acquiring additional gold resources, as suitable opportunities arise; improving the Company’s gold projects through additional drilling, re-engineering and feasibility studies; and to pay on-going administration costs.  On February 2, 2006, the Company issued a press release reporting the closing of this financing.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 are incorporated into this Item 3.02 by reference.

The sale and issuance of securities pursuant to the Subscription Agreements were exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.  Each purchaser is an “accredited investor” under the Act, and the securities were sold without any general solicitation by the Company.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.1	Warrant Indenture dated February 2, 2006 between Vista Gold Corp. and Computershare Trust Company of Canada, as Trustee

Exhibit 10.1	Form of Subscription Agreement dated February 2, 2006 between Vista Gold Corp. and each Purchaser as defined therein

Exhibit 99.1	Press Release of Vista Gold Corp. dated February 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: February 3, 2006